Exhibit 99.1

Viatris Announces Appointments of Frank D’Amelio and Michael Severino, M.D., to the Company’s Board of Directors

Directors Rajiv Malik and Harry Korman to Retire at the End of Their Current Terms

PITTSBURGH – May 5, 2025 – Viatris Inc. (Nasdaq: VTRS), a global healthcare company, today announced that as part of its ongoing Board refreshment efforts, Frank D’Amelio and Michael Severino, M.D., have been appointed as the newest members of Viatris’ Board of Directors. In addition, the Company announced that current directors, Rajiv Malik and Harry (Hal) Korman, will retire from the Board at the end of their current terms in December following the Company’s 2025 Annual Meeting of Shareholders.

D’Amelio is a well-respected pharmaceutical industry veteran with 20 years of experience as a public company CFO, most recently serving as Executive Vice President & CFO at Pfizer. During his 15-year tenure as Pfizer CFO, he was responsible for all corporate finance functions, including audit, treasury, tax, investor relations, insurance, financial planning, corporate controllership, business finance and analytics, as well as business operations, which included IT, procurement, real estate and business development. In addition, from 2018 to 2021, including during the height of the COVID-19 pandemic, he also served as Executive Vice President of Global Supply.

Prior to his time at Pfizer, D’Amelio held various roles of increasing responsibility at Alcatel-Lucent, S.A. and its predecessor, Lucent Technologies, including as Chief Operating Officer, Chief Financial Officer, and Chief Administrative Officer, as well as at AT&T, Inc. He currently serves on the Board of Directors of Humana Inc., Zoetis Inc., Hewlett Packard Enterprise Company, Sail Biomedicines, Inc. and EntityRisk, Inc. In addition, he is a Strategic Advisor for Formation Bio. D’Amelio earned his MBA from St. John’s University and his bachelor’s degree in accounting from St. Peter’s University.

Severino is a highly experienced corporate executive and drug developer, currently serving as Chief Executive Officer of Tessera Therapeutics, Inc. and CEO-Partner of Flagship Pioneering, positions he has held since 2022. Prior to that, he served as Vice Chairman and President of AbbVie Inc., as well as AbbVie’s Executive Vice President, Research & Development, and its Chief Scientific Officer. He also spent 10 years at Amgen Inc., serving in a variety of leadership positions, including Senior Vice President, Global Development, and Chief Medical Officer.

Severino serves on the Board of Directors of Avantor, Inc., Montai Therapeutics, Inc., and Quotient Therapeutics, Inc. He earned an M.D. from Johns Hopkins University, completing his residency and fellowship training at Massachusetts General Hospital and Harvard Medical School, as well as a bachelor’s degree in biochemistry from the University of Maryland.

Melina Higgins, Chair of Viatris’ Board of Directors said, “We are extremely pleased to welcome Frank and Mike to the Viatris Board effective today. They each bring not only significant board experience, but deep pharmaceutical industry and executive experience across a variety of key disciplines that we believe will serve the Board and the Company well. We look forward to their contributions as we continue our work to accelerate shareholder return and position Viatris for long-term growth.”

Higgins continued, “On behalf of the entire Board, we cannot thank Rajiv and Hal enough for their service and significant contributions to both Viatris and the Board. Their long-standing commitment to the Company and its people has been truly impressive, and the significant value they have brought to the Board through their experience and dedication to collaboration has been sincerely appreciated.”

Scott A. Smith, Viatris’ Chief Executive Officer commented, “I could not be more excited by the additions of Frank and Mike to the Viatris Board. I believe Frank’s well-known finance and operational expertise, and Mike’s extensive drug development and management background will prove extremely beneficial not only to the Board but to the executive management team. I look forward to working closely with them and the entire Board to ensure we continue to execute on our vision for the Company.”

Added Smith, “I also want to express my sincere thanks to Rajiv and Hal for their incredible legacy of service to Viatris. Their partnership and knowledge sharing during our work to transition the Company for the future has been invaluable.”

Malik stated, “As I have long said, my time at Mylan and now Viatris has been nothing short of extraordinary. It has been a privilege to be a part of building such a one-of-a-kind company. Over the last two decades, we were able to significantly expand the global scale of our commercial and operations footprint and establish a highly diverse scope of scientific capabilities.”

Malik continued, “I will depart the Board with an immense sense of pride in all that has been accomplished, as well as in the strong foundation that has been set for the future, which should serve the Board and management team well as they now set course for the Company’s next phase of achievements.”

Korman said, “It has been an honor to have been able to serve on the Viatris Board. Since first joining Mylan and its management team almost 30 years ago, I have seen the Company grow from a company serving a single country to one serving approximately 1 billion patients around the world each year. It has been a remarkable transformation, and I am extremely proud to have played a part in this success.”

Added Korman, “I am also highly gratified by the work we have been able to do as a Board over the last several years to establish a new vision for the Company that I believe should sustain it well into the future. I wish the Board, the management team, and all involved at Viatris nothing but the best in the journey ahead.”

About Viatris

Viatris Inc. (Nasdaq: VTRS) is a global healthcare company uniquely positioned to bridge the traditional divide between generics and brands, combining the best of both to more holistically address healthcare needs globally. With a mission to empower people worldwide to live healthier at every stage of life, we provide access at scale, currently supplying high-quality medicines to approximately 1 billion patients around the world annually and touching all of life’s moments, from birth to the end of life, acute conditions to chronic diseases. With our exceptionally extensive and diverse portfolio of medicines, a one-of-a-kind global supply chain designed to reach more people when and where they need them, and the scientific expertise to address some of the world’s most enduring health challenges, access takes on deep meaning at Viatris. We are headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on LinkedIn, Instagram, YouTube and X (formerly Twitter).

Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements regarding Rajiv Malik and Hal Korman retiring from the Board at the end of their current terms in December following the Company’s 2025 Annual Meeting of Shareholders; looking forward to their contributions as we continue our work to accelerate shareholder return and position Viatris for long-term growth; ensuring we continue to execute on our vision for the Company; transitioning the Company for the future; the strong foundation that has been set for the future, which should serve the Board and management team well as they now set course for the Company’s next phase of achievements; and establishing a new vision for the Company that I believe should sustain it well into the future. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: actions and decisions of healthcare and pharmaceutical regulators; our ability to comply with applicable laws and regulations; changes in healthcare and pharmaceutical laws and regulations in the U.S. and abroad; any regulatory, legal or other impediments to Viatris’ ability to bring new products to market; Viatris’ or its partners’ ability to develop, manufacture, and commercialize products; the scope, timing and outcome of any ongoing legal proceedings, and the impact of any such proceedings on Viatris; Viatris’ failure to achieve expected or targeted future financial and operating performance and results; risks associated with international operations; changes in third-party relationships; the effect of any changes in Viatris’ or its partners’ customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of Viatris or its partners; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions, tariffs and trade restrictions, inflation rates and global exchange rates; and the other risks described in Viatris’ filings with the Securities and Exchange Commission (“SEC”). Viatris routinely uses its website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Viatris undertakes no obligation to update these statements for revisions or changes after the date of this press release other than as required by law.

Contacts:

MEDIA	INVESTORS
+1.724.514.1968	+1.412.707.2866
Communications@viatris.com	InvestorRelations@viatris.com

Jennifer Mauer	Bill Szablewski
Jennifer.Mauer@viatris.com	William.Szablewski@viatris.com

Matt Klein
Matthew.Klein@viatris.com